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                                                                      EXHIBIT 21



Exhibit 21 - List of Subsidiaries at December 31, 1996:

                 Regions Bank (Alabama) (1)
                 Regions Bank of Florida(2)
                 The Key Bank of Florida(2)
                 Regions Bank of Georgia(3)
                 Regions Bank (Georgia) (3)
                 First Federal Savings Bank of New Smyrna(4)
                 First Federal Savings Bank of Citrus County(4) Regions Bank of Tennessee(5)
                 Regions Bank of Louisiana(6)
                 Regions Financial Leasing, Inc. (7)
                 Mortgage Guaranty Title Company (7)
                 Regions Agency, Inc. (7)
                 Regions Financial Building Corporation (7)
                 Regions Investment Company, Inc. (7)
                 Regions Mortgage, Inc. (7)
                 Regions Life Insurance Company (8)
                 Georgia State Building Corporation (9)
                 America's Loan Source, Inc. (9)
                 Regions Title Company, Inc. (10)
                 Secor Realty and Investment Corporation(7)
                 Secor Insurance Agency, Inc. Alabama(7)
                 Secor Insurance Agency, Inc. Louisiana(11)
                 Regions Credit Corporation (7)
                 Interstate Billing Service, Inc. (7)
                 Regions Asset Management Company (7)
                 RAMCO - FL Holding, Inc. (7)
                 RAMCO - FL, Inc. (7)

(1) Affiliate state bank in Alabama chartered under the banking laws of Alabama.

(2) Affiliate state bank in Florida chartered under the banking laws of Florida.

(3) Affiliate state bank in Georgia chartered under the banking laws of Georgia.

(4)      Federal Savings Bank incorporated under the laws of the United States.





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(5)      Affiliate state bank in Tennessee chartered under the banking laws of
         Tennessee

(6) Affiliate state bank in Louisiana chartered under the banking laws of Louisiana.

(7) Bank-related subsidiary organized under the Business Corporation Act of the state of Alabama.

(8) Bank-related subsidiary incorporated under the laws of the state of Arizona and doing business principally in the state of Alabama.

(9) Bank-related subsidiary incorporated under the laws of the state of Georgia.

(10) Bank-related subsidiary incorporated under the laws of the state of Tennessee.

(11) Bank-related subsidiary incorporated under the laws of the state of Louisiana.